UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2004 Long-Term Incentive and Equity Award Plan

At the annual meeting of stockholders of YRC Worldwide Inc. (the “Company”) held on May 15, 2008, the Company’s stockholders (i) approved an amendment to the Company’s 2004 Long-Term Incentive and Equity Award Plan (the “Plan”) to increase the number of shares of Company common stock available for awards under the Plan by 3,000,000 shares and to eliminate the requirement that shares available for grant under the Plan be reduced by two shares for each share to be issued pursuant to “full value awards”, which are restricted stock, restricted stock units, performance awards and other stock-based awards and (ii) re-approved the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In addition to the Plan amendments approved by the stockholders, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved certain other amendments to the Plan that were not subject to stockholder approval, including amendments to limit the number shares that may be issued upon the exercise of incentive stock options pursuant to requirements of the Code and amendments to address recent changes in IRS regulations under Section 409A of the Code.

A copy of the Plan, as amended, is included with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the Plan

Option Grants

The Company has an Annual Incentive Bonus Program. Given the Company’s current economic operating environment, under this program, the Committee set annual incentive performance payouts at 50% of target for 100% of operating plan objective performance. In 2007, payouts were set at 100% of target for 100% of operating plan objective performance. No executive officers received annual incentive payouts in 2007. Like previous years, performance objectives for 2008 are tied to the operating income and net operating profit after tax for the Company or the applicable business unit of the Company and the achievement of personal objectives and business unit objectives for the business unit to which the employee is assigned.

Due to the reduced opportunity to receive cash annual incentive bonuses under this program for 100% achievement of plan objectives, on May 15, 2008, the Board granted nonqualified stock options to approximately 2,200 employees that participate in the program. These options allow the employees to purchase shares of Company stock, subject to the terms and conditions of a nonqualified stock option agreement, including the following terms:

•	exercise price equal to $18.82 per share

•	options vest in one-third increments on January 1, 2009, 2010 and 2011

•	subject to the vesting schedule, options may be exercised until the close of business on May 15, 2018.

Along with the other eligible employees of the Company, the following executive officers received grants of nonqualified stock options to purchase the following number of shares:

William D. Zollars	Chairman of the Board, President & Chief Executive Officer	37,500 shares
Michael J. Smid	President, YRC North American Transportation	10,800 shares
Stephen L. Bruffett	Executive Vice President & Chief Financial Officer	5,100 shares
Daniel J. Churay	Executive Vice President, General Counsel & Secretary	5,100 shares
James G. Kissinger	Executive Vice President – Human Resources	4,000 shares
Paul F. Liljegren	Vice President, Controller & Chief Accounting Officer	2,125 shares.

The form of Nonqualified Stock Option Agreement is included with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of such form of Nonqualified Stock Option Agreement.

Item 7.01.	Regulation FD Disclosure.

In addition to approving the Plan at the Company’s annual meeting of stockholders held on May 15, 2008, as described under Item 5.02 above, the Company’s stockholders also (i) elected the ten directors nominated by the Board to hold office until the 2009 annual meeting of stockholders or until their successors are elected and have qualified and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan

10.2	Form of Nonqualified Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 19, 2008	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	YRC Worldwide Inc. 2004 Long-Term Incentive and Equity Award Plan

10.2	Form of Nonqualified Stock Option Agreement